EXHIBIT 99.1

Company Contact:

Dunnan D. Edell

President and Chief Executive Officer

800 524-2720

FOR IMMEDIATE RELEASE

CCA INDUSTRIES, INC. REPORTS FISCAL 2012 FIRST QUARTER DIVIDEND

East Rutherford, NJ, February 7, 2012: CCA Industries, Inc. (NYSE Amex: “CAW”) announced today that its Board of Directors has approved a dividend of $0.07 per share for the first quarter of fiscal 2012, payable to all shareholders of record as of February 21, 2012, and to be paid on March 21, 2012. This will be the Company’s thirty-first consecutive dividend payment.

Final results for the year ended November 30, 2011 will be announced on or before February 28, 2012.

CCA Industries Inc. manufactures and markets health and beauty aids, each under its individual brand name. The products include, principally, “Plus+White” toothpastes and teeth whiteners, “Mega-T” Green Tea diet supplements, “Mega-T” Green Tea gum and mint products, “Bikini Zone” medicated topical and shave gels, “Nutra Nail” nail care treatments, “Gel Perfect” UV free gel color, “Scar Zone” scar treatment products, “Sudden Change” anti-aging skin care products, “Cherry Vanilla” fragrances, “Solar Sense” sun protection products, “Hair Off” hair removal and depilatory products, “Wash ‘N Curl” shampoos and conditioners and “Pain Bust RII” an analgesic product.

Statements contained in the news release that are not historical facts are forward looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which would cause actual results to differ materially form estimated results. Such risks and uncertainties are detailed in the Company’s filings with the Securities and Exchange Commission. No assurance can be given that the results in any forward-looking statement will be achieved and actual results could be affected by one or more factors, which could cause them to differ materially. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act.